UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2025

Silexion Therapeutics Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42253	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

12 Abba Hillel Road Ramat-Gan, Israel	5250606
(Address of principal executive offices)	(Zip Code)

+972-8-6286005
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0009 per share	SLXN	The Nasdaq Stock Market LLC
Warrants exercisable for Ordinary Shares at an exercise price of $103.50 per share	SLXNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On January 15, 2025, Silexion Therapeutics Corp (the “Company” or “Silexion”) offered and sold in a public offering on a best efforts basis (the “Offering”) (i) 2,145,998 of the Company’s ordinary shares (the “Shares”), par value $0.0009 per share (“Ordinary Shares”), (ii) 1,557,705 pre-funded warrants to purchase up to 1,557,705 Ordinary Shares (the “Pre-Funded Warrants”), and (iii) 3,703,703 warrants to purchase up to 3,703,703 Ordinary Shares (the “Investor Warrants” and together with the Pre-Funded Warrants, the “Warrants”), at a purchase price of $1.35 per Share and accompanying Investor Warrant, and $1.3499 per Pre-Funded Warrant and accompanying Investor Warrant. Aggregate gross proceeds from the Offering (without taking into account any proceeds from any future exercises of Warrants) are expected to be approximately $5 million. The Offering is expected to close on or about January 17, 2025 (the “Closing Date”), subject to the satisfaction of customary closing conditions.

The Pre-Funded Warrants will be immediately exercisable at an exercise price of $0.0001 per Ordinary Share and will not expire until exercised in full. The Investor Warrants have an exercise price of $1.35 per Ordinary Share, are immediately exercisable, and may be exercised for five years from issuance.

A holder of the Warrants will not have the right to exercise any portion of its Pre-Funded Warrants and Investor Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates or any other persons whose beneficial ownership of ordinary shares would be aggregated with the holder’s or any of the holder’s affiliates), would beneficially own ordinary shares in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of the ordinary shares outstanding immediately after giving effect to such exercise.

Certain investors in the Offering entered into a definitive securities purchase agreement with the Company (the “Purchase Agreement”). The Purchase Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature. Pursuant to the Purchase Agreement, the Company agreed to abide by certain customary standstill restrictions for a period of sixty (60) days following the closing of the Offering. In addition, subject to limited exceptions, the Purchase Agreement provides that for a period of one year following the closing of the Offering, the Company will not effect or enter into an agreement to effect a “variable rate transaction” as defined in the Purchase Agreement.

H.C. Wainwright & Co., LLC acted as the sole placement agent (the “Placement Agent”), on a “best efforts” basis, in connection with the Offering. On September 8, 2024, the Company and the Placement Agent had entered into a letter agreement with the Company to serve as exclusive underwriter, agent or advisor in any offering of securities of the Company for a six-month term (the “Engagement Agreement”). Under the Engagement Agreement, the Company agreed to pay the Placement Agent an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company in the Offering, as well as a management fee equal to 1.0% of the gross proceeds raised in the Offering. The Company also agreed under the Engagement Agreement to reimburse the Placement Agent $25,000 for non-accountable expenses and up to $100,000 for fees and expenses of legal counsel and other out-of-pocket expenses of the Placement Agent in connection with the Offering. Pursuant to the Engagement Agreement, the Company will issue to the Placement Agent or its designees 259,259 warrants to purchase up to 259,259 Ordinary Shares, representing 7.0% of the sum of the Shares and Pre-Funded Warrants to be sold in the Offering (the “Placement Agent Warrants”). The Placement Agent Warrants have an exercise price of $1.6875 per Ordinary Share (representing 125% of the public offering price per Share and accompanying Investor Warrant), are exercisable for five years from the date of the commencement of sales in this offering, and otherwise reflect substantially the same terms as the Investor Warrants. The Engagement Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The net proceeds to the Company from the Offering are approximately $4.26 million before deducting estimated offering expenses payable by the Company. The Company intends to use the proceeds from the Offering to advance its pre-clinical clinical studies, and for general corporate purposes.

The Offering was made pursuant to a registration statement on Form S-1 (File No. 333-282932), previously filed by the Company with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on January 15, 2025.

The foregoing descriptions of the Purchase Agreement,  the Pre-Funded Warrants, the Investor Warrants and the Placement Agent Warrants are not complete, and are qualified in their entireties by reference to the full text of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K (a “Form 8-K”) and are incorporated by reference herein.

On January 15, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of that press release is filed as Exhibit 99.1 to this Form 8-K.

This Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares or warrants in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Notice Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this report, including statements regarding the completion of the Offering, the satisfaction of customary closing conditions related to the Offering and the intended use of net proceeds from the Offering. Those forward-looking statements are generally identified by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: (i) Silexion’s ability to successfully complete preclinical studies and initiate clinical trials; (ii) Silexion’s strategy, future operations, financial position, projected costs, prospects, and plans; (iii) the impact of the regulatory environment and compliance complexities; (iv) expectations regarding future partnerships or other relationships with third parties; (v) Silexion’s future capital requirements and sources and uses of cash, including its ability to obtain additional capital; and (vi) other risks and uncertainties set forth in the documents filed or to be filed by the Company with the SEC, including the final prospectus for the Offering filed with the SEC on January 17, 2025. Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description
4.1	Form of Ordinary Warrant to be sold in the Offering
4.2	Form of Pre-Funded Warrant to be sold in the Offering
4.3	Form of Placement Agent Warrant to be issued to the Placement Agent
10.1	Securities Purchase Agreement, dated January 15, 2025, by and between the Company and each investor party thereto
99.1	Press release issued by the Company on January 15, 2025 announcing the pricing of the Offering
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILEXION THERAPEUTICS CORP

Date: January 17, 2025	/s/ Ilan Hadar
	Name:	Ilan Hadar
	Title:	Chief Executive Officer